Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen Municipal Income Fund, Inc.
33-20468, 811-05488


The annual meeting of shareholders was held on July 29, 2008, at The Northern Trust Company, 50 South LaSalle Street, Chicago, IL 60675; at this meeting the shareholders were asked to vote on the election of Board Members, the elimination of Fundamental Investment Policies and the approval of new Fundamental Investment Policies. The meeting was subsequently adjourned to August 29, 2008.

Voting results are as follows:

<c>To approve the elimination
of the Funds fundamental policy
 relating to investments in
municipal securities and below
investment grade securities.
   For
              3,996,303
   Against
                 287,287
   Abstain
                 129,416
   Broker Non-Votes
              1,137,453
      Total
              5,550,459


To approve the new fundamental
policy relating to investments in
 municipal securities for the
 Fund.

   For
              4,024,800
   Against
                 268,475
   Abstain
                 119,731
   Broker Non-Votes
              1,137,453
      Total
              5,550,459


To approve the elimination of the
 fundamental policy relating to
investing in other investment
 companies.

   For
              4,003,080
   Against
                 265,520
   Abstain
                 144,406
   Broker Non-Votes
              1,137,453
      Total
              5,550,459


To approve the elimination of the
 fundamental policy relating to
 derivitives and short sales.

   For
              3,993,554
   Against
                 286,057
   Abstain
                 133,395
   Broker Non-Votes
              1,137,453
      Total
              5,550,459


To approve the elimination of the
 fundamental policy relating to
 commodities.

   For
              3,989,462
   Against
                 283,436
   Abstain
                 140,108
   Broker Non-Votes
              1,137,453
      Total
              5,550,459


To approve the new fundamental
 policy relating to commodities.

   For
              3,994,193
   Against
                 281,629
   Abstain
                 137,184
   Broker Non-Votes
              1,137,453
      Total
              5,550,459


Proxy materials are herein incorporated by reference to the SEC filing on June 30, 2008, under Conformed Submission Type DEF 14A, accession number 0000950137-08- 008986.